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                                                                Exhibit 10(xxix)


                                 AMENDMENT NO. 3
                                     TO THE
                       KULICKE AND SOFFA INDUSTRIES, INC.
                  1999 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN

          WHEREAS, Kulicke and Soffa Industries, Inc. (the "Company") established the Kulicke and Soffa Industries, Inc. 1999 Nonqualified Employee Stock Option Plan (the "Plan"), effective September 28, 1999, and amended the Plan on two occasions thereafter, including an amendment to adjust the number of shares to reflect a stock split pursuant to resolutions of the Compensation Committee of the Company;

          WHEREAS, the Company reserved the right to amend the Plan at any time, subject to certain inapplicable limitations;

          WHEREAS, the Company desires to amend the Plan to (i) increase the total number of shares that may be issued under the Plan by 1,500,000 shares, and (ii) provide the Company's Compensation Committee with the discretion to delegate certain of its authority under the Plan to senior officers of the Company;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Section 2 of the Plan ("Administration") is hereby amended to read as follows:

                                    SECTION 2
                                 Administration

               The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. (S)1.162-27(e)(3), or any successor thereto), who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

               The Committee shall have the authority, subject to the terms of the Plan, to select the persons to be granted ISOs and NQSOs under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. The Committee may delegate to the Office of the President and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards to or

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          determinations regarding grants to employees who are subject to
          Section 16 of the Securities Exchange Act of 1934.

               No member of the Board or the Committee, and no delegate of the Committee, shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

          2. The first sentence of Section 4 of the Plan ("Stock") is hereby amended to read as follows:

               The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 2,500,000 shares, subject to adjustment as hereinafter provided.

          IN WITNESS WHEREOF, Kulicke and Soffa Industries, Inc. has caused this Amendment No. 3 to be executed as adopted by the Board of Directors of the Company on the first day of August 2001.


[Seal]                                   KULICKE AND SOFFA INDUSTRIES, INC.



Attest: __________________               By: __________________________________

                                         Date:_________________________________